Exhibit 32

CERTIFICATION PURSUANT TO 18. U.S.C. SECTION 1350

The undersigned executive officers of the Registrant hereby certify that this Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Joseph J. Bouffard
Name:	Joseph J. Bouffard
Title:	President and Chief Executive Officer
May 12, 2005

By:	/s/ Michael J. Dee
Name:	Michael J. Dee
Title:	Chief Financial Officer and Controller
May 12, 2005